Exhibit (d)(13)

AMENDMENT NO. 12

TO INVESTMENT ADVISORY AGREEMENT

(Thrivent Mutual Funds)

Thrivent Mutual Funds (“TMF”) and Thrivent Asset Management, LLC (“TAM”) hereby agree that, with respect to the Investment Advisory Agreement dated January 1, 2006, as amended, between TMF and TAM (the “Agreement”), (i) effective January 1, 2018, the Agreement is amended to reflect an amended fee schedule for Thrivent Partner Worldwide Allocation Fund, and (ii) effective February 28, 2018, the “Thrivent High Income Municipal Bond Fund” and the “Thrivent Small Cap Growth Fund” shall each be deemed a “Fund” under the terms of the Agreement. A revised Exhibit A is attached hereto.

THRIVENT MUTUAL FUNDS

By:       /s/ David S. Royal

David S. Royal

President and Chief Investment Officer

THRIVENT ASSET MANAGEMENT, LLC

By:       /s/ Gerard V. Vaillancourt

Gerard V. Vaillancourt

Vice President, Chief Financial Officer and Treasurer

EXHIBIT A

TO

THRIVENT MUTUAL FUNDS INVESTMENT ADVISORY AGREEMENT

Dated January 1, 2018 unless otherwise noted below

1.	Thrivent Aggressive Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.75% of the first $500 million of average daily net assets, 0.725% of the next $1.5 billion of average daily net assets, 0.70% of the next $3 billion of average daily net assets, 0.675% of the next $5 billion of average daily net assets, and 0.65% of average daily net assets over $10 billion. For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Fund as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

2.	Thrivent Moderately Aggressive Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.70% of the first $500 million of average daily net assets, 0.675% of the next $1.5 billion of average daily net assets, 0.65% of the next $3 billion of average daily net assets, 0.625% of the next $5 billion of average daily net assets, and 0.60% of average daily net assets over $10 billion. For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Fund as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

3.	Thrivent Moderate Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.65% of the first $500 million of average daily net assets, 0.625% of the next $1.5 billion of average daily net assets, 0.60% of the next $3 billion of average daily net assets, 0.575% of the next $5 billion of average daily net assets, and 0.55% of average daily net assets over $10 billion. For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Fund as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

4.	Thrivent Moderately Conservative Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.60% of the first $500 million of average daily net assets, 0.575% of the next $1.5 billion of average daily net assets, 0.55% of the next $3 billion of average daily net assets, 0.525% of the next $5 billion of average daily net assets, and 0.50% of average daily net assets over $10 billion. For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Fund as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

5.	Thrivent Small Cap Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.700% of the first $200 million of average daily net assets, 0.650% of the next $800 million of average daily net assets, 0.600% of the next $1.5 billion of average daily net assets, 0.550% of the next $2.5 billion of average daily net assets, and 0.525% of average daily net assets over $5 billion.

6.	Thrivent Mid Cap Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.700% of the first $200 million of average daily net assets, 0.650% of the next $800 million of average daily net assets, 0.600% of the next 1.5 billion of average daily net assets, 0.550% of the next $2.5 billion of average daily net assets, and 0.525% of average daily net assets over $5 billion.

7.	Thrivent Partner Worldwide Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.850% of the first $250 million of average daily net assets, 0.800% of the next $750 million of average daily net assets, 0.775% of average daily net assets of the next $500 million, and 0.750% of average daily net assets over $1.5 billion.

8.	Thrivent Partner Emerging Markets Equity Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 1.20% of the first $50 million of average daily net assets and 1.07% of average daily net assets over $50 million.

9.	Thrivent Large Cap Growth Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.750% of the first $500 million of average daily net assets, 0.700% of the next $500 million of average daily net assets, 0.650% of the next $1.5 billion of average daily net assets, 0.600% of the next $2.5 billion of average daily net assets, and 0.575% of average daily net assets over $5 billion.

10.	Thrivent Large Cap Value Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.450% of average daily net assets.

11.	Thrivent Large Cap Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.650% of the first $500 million of average daily net assets, 0.575% of the next $500 million of average daily net assets, 0.500% of the next $1 billion of average daily net assets, 0.475% of the next $500 million of average daily net assets, 0.450% of the next $2.5 billion of average daily net assets, and 0.425% of average daily net assets over $5 billion.

12.	Thrivent Growth and Income Plus Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.650% of the first $250 million of average daily net assets and 0.600% of average daily net assets over $250 million.

13.	Thrivent Balanced Income Plus Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.550% of the first $500 million of average daily net assets, 0.500% of the next $500 million of average daily net assets, 0.475% of the next $1.5 billion of average daily net assets, 0.450% of the next $2.5 billion of average daily net assets, and 0.425% of average daily net assets over $5 billion.

14.	Thrivent High Yield Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.400% of the first $500 million of average daily net assets, 0.350% of the next $500 million of average daily net assets, and 0.300% of average daily net assets over $1 billion.

15.	Thrivent Diversified Income Plus Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.550% of average daily net assets.

16.	Thrivent Municipal Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.450% of the first $500 million of average daily net assets, 0.400% of the next $500 million of average daily net assets, 0.350% of the next $1.5 billion of average daily net assets, 0.325% of the next $2.5 billion of average daily net assets, and 0.300% of average daily net assets over $5 billion.

17.	Thrivent Income Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.350% of the first $500 million of average daily net assets, 0.325% of the next $500 million of average daily net assets, and 0.300% of average daily net assets over $1 billion.

18.	Thrivent Opportunity Income Plus Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.450% of the first $500 million of average daily net assets, 0.400% of the next $500 million of average daily net assets, 0.375% of the next $1.5 billion of average daily net assets, 0.350% of the next $2.5 billion of average daily net assets, and 0.325% of average daily net assets over $5 billion.

19.	Thrivent Government Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.400% of the first $500 million of average daily net assets and 0.350% of average daily net assets over $500 million.

20.	Thrivent Limited Maturity Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.300% of the first $500 million of average daily net assets, 0.275% of the next $500 million of average daily net assets, and 0.250% of average daily net assets over $1 billion.

21.	Thrivent Money Market Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.350% of average daily net assets.

22.	Thrivent Low Volatility Equity Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.600% of the first $100 million of average daily net assets and 0.500% of average daily net assets over $100 million.

23.	Thrivent Multidimensional Income Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.550% of the first $100 million of average daily net assets and 0.500% of average daily net assets over $100 million.

24.	Thrivent High Income Municipal Bond Fund (effective February 28, 2018)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.500% of the first $500 million of average daily net assets and 0.450% of average daily net assets over $500 million.

25.	Thrivent Small Cap Growth Fund (effective February 28, 2018)

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.800% of the first $200 million of average daily net assets and 0.750% of average daily net assets over $200 million.